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                                                                    EXHIBIT 23.2


                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Medical Graphics Corporation on Form S-3 relating to the sale of up to 10,000 shares of common stock of our report dated February 13, 1998, appearing in the Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                             DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 1, 1998                                /s/ Deloitte & Touche LLP